EX-28.e.1.a

Schedule A

Underwriting Agreement

between Nationwide Variable Insurance Trust and

Nationwide Fund Distributors LLC

Effective May 1, 2007

Amended March 10, 2021

Name of Fund

NVIT AQR Large Cap Defensive Style Fund

NVIT Government Bond Fund

NVIT Government Money Market Fund

NVIT Multi-Manager Small Company Fund

NVIT BlackRock Equity Dividend Fund (formerly, BlackRock NVIT Equity Dividend Fund)

NVIT Federated High Income Bond Fund (formerly, Federated NVIT High Income Bond Fund)

NVIT Mellon Dynamic U.S. Core Fund

NVIT Amundi Multi Sector Bond Fund (formerly, Amundi NVIT Multi Sector Bond Fund)

NVIT Multi-Manager Small Cap Value Fund

NVIT Mid Cap Index Fund

NVIT Multi-Manager Small Cap Growth Fund

NVIT Emerging Markets Fund

NVIT International Equity Fund

NVIT Investor Destinations Aggressive Fund

NVIT Investor Destinations Moderately Aggressive Fund

NVIT Investor Destinations Capital Appreciation Fund

NVIT Investor Destinations Moderate Fund

NVIT Investor Destinations Balanced Fund

NVIT Investor Destinations Moderately Conservative Fund

NVIT Investor Destinations Conservative Fund

NVIT S&P 500 Index Fund

NVIT American Funds Growth Fund (formerly, American Funds NVIT Growth Fund)

NVIT American Funds Global Growth Fund (formerly, American Funds NVIT Global Growth Fund)

NVIT American Funds Asset Allocation Fund (formerly, American Funds NVIT Asset Allocation Fund)

NVIT American Funds Bond Fund (formerly, American Funds NVIT Bond Fund)

NVIT American Funds NVIT Growth-Income Fund (formerly, American Funds NVIT Growth-Income Fund)

NVIT Bond Index Fund

NVIT International Index Fund

NVIT Small Cap Index Fund

NVIT Jacobs Levy Large Cap Growth Fund

NVIT Wells Fargo Discovery Fund

NVIT AllianzGI International Growth Fund

NVIT Core Bond Fund

NVIT Core Plus Bond Fund

NVIT Newton Sustainable U.S. Equity Fund

NVIT Neuberger Berman Multi Cap Opportunities Fund (formerly, Neuberger Berman NVIT Multi Cap Opportunities Fund)

NVIT Real Estate Fund

NVIT Blueprint Conservative Fund

NVIT Blueprint Moderately Conservative Fund

NVIT Blueprint Balanced Fund

NVIT Blueprint Moderate Fund

NVIT Blueprint Capital Appreciation Fund

NVIT Blueprint Moderately Aggressive Fund

NVIT Blueprint Aggressive Fund

NVIT Multi-Manager Mid Cap Value Fund

NVIT Short Term Bond Fund

NVIT Columbia Overseas Value Fund

NVIT Mellon Dynamic U.S. Equity Income Fund

NVIT Blueprint Managed Growth Fund

NVIT Blueprint Managed Growth & Income Fund

NVIT Investor Destinations Managed Growth Fund

NVIT Investor Destinations Managed Growth & Income Fund

NVIT Managed American Funds Asset Allocation Fund

NVIT Managed American Funds Growth-Income Fund

NVIT BlackRock Managed Global Allocation Fund (formerly, BlackRock NVIT Managed Global Allocation Fund)

NVIT DoubleLine Total Return Tactical Fund (formerly, DoubleLine NVIT Total Return Tactical Fund)

NVIT iShares® Fixed Income ETF Fund

NVIT iShares® Global Equity ETF Fund

NVIT J.P. Morgan MozaicSM Multi-Asset Fund

NVIT J.P. Morgan U.S. Equity Fund (formerly, NVIT J.P. Morgan Disciplined Equity Fund)

NVIT GS Large Cap Equity Insights Fund

NVIT GS Small Cap Equity Insights Fund

NVIT GS International Equity Insights Fund

NVIT GS Emerging Markets Equity Insights Fund

NVIT U.S. 130/30 Equity Fund

NVIT S&P 500® 1-Year Buffer Fund Jan

NVIT S&P 500® 1-Year Buffer Fund Feb

NVIT S&P 500® 1-Year Buffer Fund Mar

NVIT S&P 500® 1-Year Buffer Fund Apr

NVIT S&P 500® 1-Year Buffer Fund May

NVIT S&P 500® 1-Year Buffer Fund June

NVIT S&P 500® 1-Year Buffer Fund July

NVIT S&P 500® 1-Year Buffer Fund Aug

NVIT S&P 500® 1-Year Buffer Fund Sep

NVIT S&P 500® 1-Year Buffer Fund Oct

NVIT S&P 500® 1-Year Buffer Fund Nov

NVIT S&P 500® 1-Year Buffer Fund Dec

NVIT S&P 500® 5-Year Buffer Fund Q1

NVIT S&P 500® 5-Year Buffer Fund Q2

NVIT S&P 500® 5-Year Buffer Fund Q3

NVIT S&P 500® 5-Year Buffer Fund Q4

*	As approved by the Board of Trustees at its meeting held on December 16-18, 2020.